EXHIBIT 99.2

DESCRIPTION: UNAUDITED PRO FORMA FINANCIAL INFORMATION

BINDVIEW DEVELOPMENT CORPORATION ACQUISITION OF CURASOFT, INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION (IN THOUSANDS)

On December 18, 1998, BindView Development Corporation ("BindView" or "Company") acquired Curasoft, Inc. ("Curasoft), a privately held California based provider of fully-integrated, automated event management software that enables businesses to maximize the uptime and availability of their applications, network services, and systems. Under the terms of the agreement, BindView issued approximately 175 shares of its common stock in exchange for all of the outstanding equity interests in Curasoft in a transaction accounted for as a purchase. The aggregate consideration in the transaction was valued at approximately $3,350. In addition, the Company may be obligated to make certain contingent payments to former employees based on the achievement of certain future revenue targets on the acquired product, in-process technologies and the continued employment with the Company. As of December 31, 1998, the maximum aggregate amount of these contingent payments is approximately $4,800. When it is determined that the payment of any of these contingent payments is probable, the Company will record a corresponding charge to compensation expense related to these payments.

The Unaudited Pro Forma Consolidated Statement of Income set forth below for the nine months ended September 30, 1998, gives effect to the acquisition as if it occurred on January 1, 1998. It has been derived from the Company's historical Consolidated Statement of Income for the nine months ended September 30, 1998 and from Curasoft's Statement of Operations for the same nine-month period.

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1998 has been derived from the unaudited interim balance sheets of each entity at such date, assuming the acquisition occurred at such date. The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of the results of operations or financial position which would have actually been reported if the acquisition had been consummated on the date indicated, or which may be reported in the future.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)


ASSETS                                                                                          PRO FORMA             BINDVIEW
                                                           BINDVIEW                            ACQUISITION          DEVELOPMENT
                                                          DEVELOPMENT       CURASOFT, INC.     ADJUSTMENTS           PRO FORMA
                                                         --------------     --------------     ------------         ------------
Current assets:
       Cash and cash equivalents                         $       48,374     $                  $                    $     48,374
       Accounts receivable, net                                   3,706                244                                 3,950
       Other current assets                                         686                  5                                   691
       Deferred tax asset                                         3,939                                (420)(2)            3,519
                                                         --------------     --------------     ------------         ------------
              Total current assets                               56,705                249             (420)              56,534
       Property and equipment, net                                3,784                 59                                 3,843
       Capitalized software, net                                                                      1,381 (2)            1,381
       Other assets                                                  31                 20               43 (2)               94
                                                         --------------     --------------     ------------         ------------
              Total assets                               $       60,520     $          328     $      1,004         $     61,852
                                                         ==============     ==============     ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                  $        1,496     $          125     $                    $      1,621
       Accrued liabilities                                          908                 17              140 (1)            1,065
       Accrued compensation                                         822                202                                 1,024
       Current portion of notes payable to                                             204                                   204
              related parties
       Deferred revenue                                           4,357                115                                 4,472
                                                         --------------     --------------     ------------         ------------
              Total current liabilities                           7,583                663              140                8,386
                                                         --------------     --------------     ------------         ------------

Shareholders' equity:
       Common stock                                                   1                 34                                    35
       Additional paid-in capital                                56,244                               3,352 (1)           59,596
       Accumulated deficit                                       (3,308)              (369)          (2,488)(2)           (6,165)
                                                         --------------     --------------     ------------         ------------
          Total shareholders' equity                             52,937               (335)             864               53,466
                                                         --------------     --------------     ------------         ------------
             Total liabilities and shareholders'
               equity                                    $       60,520     $          328     $      1,004         $     61,852
                                                         ==============     ==============     ============         ============


      SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR EXPLANATION OF UNAUDITED PRO FORMA ACQUISITION ADJUSTMENTS.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                               (IN THOUSANDS)


                                                                                              PRO FORMA             BINDVIEW
                                                         BINDVIEW                            ACQUISITION          DEVELOPMENT
                                                        DEVELOPMENT       CURASOFT, INC.     ADJUSTMENTS           PRO FORMA
                                                       --------------     --------------     ------------         ------------

Revenues:
       Licenses                                        $       18,587     $          509                          $     19,096
       Services                                                 5,366                124                                 5,490
                                                       --------------     --------------     ------------         ------------
              Total revenues                                   23,953                633               --               24,586
                                                       --------------     --------------     ------------         ------------

Cost of revenues:
       Cost of licenses                                           790                 11              150 (3)              951
       Cost of services                                           722                 64                                   786
                                                       --------------     --------------     ------------         ------------
              Total cost of revenues                            1,512                 75              150                1,737
                                                       --------------     --------------     ------------         ------------
Gross profit (loss)                                            22,441                558             (150)              22,849
                                                       --------------     --------------     ------------         ------------

Costs and expenses:
       Sales and marketing                                     10,935                322                                11,257
       Research and development                                 5,944                185                                 6,129
       General and administrative                               2,313                298                                 2,611
                                                       --------------     --------------     ------------         ------------
Operating income (loss)                                         3,249               (247)            (150)               2,852
Other income (expenses), net                                      756                (19)                                  737
                                                       --------------     --------------     ------------         ------------
Income (loss) before income tax provision                       4,005               (266)            (150)               3,589
Provision (benefit) for income tax                              1,276               --               (129)(4)            1,147
                                                       --------------     --------------     ------------         ------------
Net income (loss)                                      $        2,729     $         (266)    $        (21)        $      2,442
                                                       ==============     ==============     ============         ============


Earnings per common share:
       Basic                                           $         0.24                                             $       0.21
       Diluted                                         $         0.14                                             $       0.12

Shares used in computing earnings per common share:
       Basic                                                   11,492                                 175 (5)            11,667
       Diluted                                                 19,543                                 175 (5)            19,718


      SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR EXPLANATION OF UNAUDITED PRO FORMA ACQUISITION ADJUSTMENTS.

         BINDVIEW DEVELOPMENT CORPORATION ACQUISITION OF CURASOFT, INC.
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                 (IN THOUSANDS)

(1) Acquisition Consideration

The outstanding equity interests in Curasoft, Inc. ("Curasoft") was acquired by BindView Development Corporation ("BindView" or "Company") in exchange for approximately 175 shares of BindView common stock. The transaction was valued at approximately $3,350. In addition, there were transaction costs of approximately $140 in connection with the transaction, principally for legal and accounting professional services.

(2) Allocation of Purchase Price

The purchase price was allocated first to tangible net assets and then to identified intangible assets. The fair value of tangible assets approximated their historical book values at September 30, 1998. The following intangible assets were identified:

         Capitalized software                                 $1,381
         Purchased in-process research and development        $2,488

As the future amortization of the acquired capitalized software is not deductible for federal income tax purposes, a corresponding reduction in the deferred tax asset was recorded.

The value assigned to purchased in-process research and development efforts, in accordance with generally accepted accounting principles, was written off at the time of the acquisition and is reflected in the unaudited pro forma balance sheet adjustments as an unaudited pro forma reduction of shareholders' equity. In accordance with Regulation S-X of the Securities and Exchange Commission, this write off is not reflected as an adjustment to the Unaudited Pro Forma Consolidated Statement of Income as it represents a nonrecurring charge directly attributable to the transaction.

(3) Amortization of Capitalized Software

The amortization period for the acquired capitalized software reflected in the Unaudited Pro Forma Consolidated Statement of Income is based on the estimated useful life of 7 years.

(4) Pro Forma Provision for Income Tax

The unaudited acquisition adjustment related to the pro forma provision for income tax is related to tax benefit from Curasoft's current loss before income taxes and the effect of the other pro forma acquisition adjustments at BindView's effective tax rate over this period.

(5) Pro Forma Income Per Share

The unaudited pro forma basic and diluted historical net income per share uses the historical amounts for BindView adjusted for the Curasoft acquisition. This includes Curasoft's historical net loss for the nine month period ended September 30, 1998, purchase accounting adjustments and the shares of common stock issued in connection with the acquisition.